Exhibit 10.7

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of

Regulation S-K. [***] indicates that information has been redacted

ADMINISTRATIVE SERVICES AGREEMENT

This ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), dated as of August 14, 2025 (the “Effective Date”), is by and among BTC Inc., a Delaware corporation (the “Company”), Kindly MD, Inc., a Utah corporation (“Kindly”), and certain subsidiaries of Kindly set forth in Schedule I attached hereto (Kindly and such subsidiaries, collectively the “Service Recipients” and together with the Company, collectively the “Parties”, or each, individually, a “Party”).

WHEREAS, the Service Recipients desire to engage the Company to provide certain administrative support services set forth in Section 1 hereof, on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Parties agree as follows:

1. Provision of Services.

1.1 Agreement to Provide Services. Upon the terms and subject to the conditions contained herein, the Company hereby agrees to provide to the Service Recipients, as applicable, the services (“Administrative Services”) set forth in Section 1.2. For clarity and the avoidance of doubt, each Service Recipient may be receiving some, but not all of the Administrative Services at any given time during a Term (as defined below). The Company shall maintain records of the Administrative Services being provided to each Service Recipient during the then applicable Term. Each of the Administrative Services shall be provided and accepted in accordance with the terms, limitations, and conditions set forth herein.

1.2 Scope of Services. The Administrative Services provided under this Agreement shall include the following:

(a) Tax. Tax services include tax support and tax compliance services as may be necessary to ensure that a Service Recipient complies with applicable tax laws and tax consulting services relating to research and planning.

(b) Accounting and Financial Statements/Periodic Reports/Payroll. Accounting services include accounting support services to assist in the maintenance of a system of accounting for a Service Recipient and the preparation of audited and unaudited balance sheets, statements of income and results of operations and cash flows. The processing and payment of payroll to the extent the Service Recipient has employees or contractors.

(c) Human Resources (“HR”). HR services include assistance with staffing and recruitment, training and employee development, and advice and establishment of employee policies, including for employee compensation and benefits.

(d) Information and technology (“IT”). IT services include management and maintenance of IT resources and staffing to support IT needs, management of information security and communications systems, database support, disaster recovery, support of core systems, support of maintenance contracts, equipment and software, and organization of an IT helpdesk.

(e) Mail Management. Mail services include, without limitation, the receipt, processing, and distribution (physically and electronically) of incoming and outgoing mail, as needed, all in accordance with the Service Recipient’s reasonable directives.

(f) Additional Services. Such additional services as the applicable Parties agree from time to time, which agreement may be set forth on a Statement of Work entered into by the applicable Parties in accordance with this Agreement and in the form set forth on Exhibit A (each, a “Statement of Work”). No Statement of Work shall be effective unless executed by duly authorized representatives of the Company, Kindly and, if applicable, the Service Recipient (if such Service Recipient is not Kindly) receiving such additional services, and upon such effectiveness, any services set forth on a Statement of Work shall be “Administrative Services” for all purposes hereunder. Each fully executed Statement of Work shall be attached to this Agreement as part of Exhibit A, and by this reference incorporated in and made a part of, this Agreement. For clarity, the first Statement of Work will be referred to as Exhibit A-1, the second Statement of Work will be referred to as Exhibit A-2, etc. Any such additional services provided by the Company hereunder shall be subject in all respects to the provisions of this Agreement as if fully set forth in this Section 1.2 as of the date hereof.

2. Charges and Payment.

2.1 Charges. Each Service Recipient agrees to bear and to pay its allocable share of the costs incurred by the Company in providing the Administrative Services (“Costs”). Costs shall equal the sum of Direct Costs plus Overhead Costs. The basis for determining Costs shall be those used for internal cost distribution. Such basis shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of Costs by the Company. Costs shall be allocated to Service Recipients under Section 2.2.

(a) Direct Costs. Direct Costs mean the sum of all internal and external costs incurred by the Company in providing the Administrative Services including, but not limited to, allocable salaries and wages, incentives, paid absences, payroll taxes, health care and retirement benefits, direct non-labor costs and similar expenses, and reimbursement of out-of-pocket third-party costs and expenses.

(b) Overhead Costs. Overhead Costs mean all internal and external indirect costs incurred by the Company in providing the Administrative Services and shall include (but are not limited to) general overhead and facilities charges (for example, office rent, depreciation, maintenance, utilities, and supplies).

2.2 Costs shall be allocated to the Service Recipients based on a reasonable allocation methodology to be established by the Company and used consistently from year to year.

2.3 Payment.

(a) The Company shall submit a statement to each Service Recipient, as applicable, no later than 20 days after the end of each calendar month (unless otherwise agreed to by the Parties) with respect to the amount of Costs payable by such Service Recipient for such month (a “Statement”). Each Statement shall set forth in reasonable detail the Administrative Services provided that calendar month and the Costs incurred in providing the Administrative Services to such Service Recipient. Unless any such Service Recipient disagrees as to the amounts payable, full payment for all Administrative Services as set forth in the Statement (less any applicable withholding taxes) shall be made no later than 30 calendar days following receipt of the Statement. Payment shall be made in U.S. dollars. In the event of a Statement dispute, Service Recipient shall deliver a written statement to the Company no later than ten (10) days prior to the date payment is due on the disputed Statement listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in this Section 2.3. The Parties shall seek to resolve all such disputes expeditiously and in good faith.

(b) The Company and the Service Recipients shall make adjustments to charges as required to reflect the discovery of errors or omissions or changes in the charges.

3. Accounting. The Company shall maintain accounting records of all services rendered pursuant to this Agreement and such additional information as the Service Recipients may reasonably request for purposes of their internal bookkeeping and accounting operations.

4. Independent Contractor. In performing services pursuant to this Agreement, the Company will be an independent contractor and this Agreement will not be deemed to create a partnership, joint venture, or other arrangement between the Parties. The employees or agents of the Company shall not be deemed or construed to be the employees, agents, or partners of the Service Recipients for any purposes whatsoever. The Company and the Company’s personnel or agents shall not enter into contracts on behalf of, or execute contracts as employees or agents of, any Service Recipient, or bind any Service Recipient in any manner, written or oral, express or implied.

5. Indemnification. The Service Recipients, severally and not jointly, shall indemnify, defend, and hold harmless the Company, its affiliates, officers, directors, employees, agents, and representatives from and against any and all losses, liabilities, claims, damages, actions, fines, penalties, expenses or costs (including court costs and reasonable attorneys’ fees) suffered or incurred by the Company relating to any claim of a third party arising from or in connection with the Company’s performance or non-performance of any covenant, agreement or obligation of the Company hereunder, other than by reason of the Company’s gross negligence, willful misconduct or bad faith. This Section 5 shall survive any termination or expiration of this Agreement.

6. Limitation of Liability. Notwithstanding any other provision of this Agreement and except for liability caused by the Company’s gross negligence, willful misconduct or bad faith, (i) no Party nor their respective directors, officers, employees, and agents, will have any liability to any other Party, or their respective directors, officers, employees and agents, whether based on contract, warranty, tort, strict liability, or any other theory, for any indirect, incidental, consequential, or special damages, and (ii) the Company, as a result of providing an Administrative Service pursuant to this Agreement, shall not be liable to any other Party for more than the cost of the Administrative Services related to the claim or damages.

7. Term and Termination.

7.1 Term of Services. The term of this Agreement shall be for one (1) year beginning as of the Effective Date, provided that such term shall renew automatically for successive terms of one (1) year unless the Company provides written notice to Kindly that this Agreement shall not be renewed at least thirty (30) days prior to the expiration of any one-year term (each one (1) year period, a “Term”).

7.2 Termination by the Company. The Company may terminate this Agreement, or any part of this Agreement, at any time upon thirty (30) days prior written notice to Kindly.

7.3 Termination by Service Recipients. Each Service Recipient may terminate its participation in this Agreement either with respect to all, or with respect to one or more, of the Administrative Services at any time upon thirty (30) days prior written notice to the Company. In the event of any termination with respect to one or more, but less than all, Administrative Services, this Agreement shall continue in full force and effect with respect to any Administrative Services not terminated hereby.

8. General Provisions.

8.1 Assignment. No Party shall assign or transfer its rights and obligations hereunder in whole or in part without the prior written consent of the other Party.

8.2 Successor and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

8.3 Amendments. No amendment to this Agreement shall be effective unless it is in writing and signed by the Company and Kindly, and to the extent such amendment adversely affects a Service Recipient, such Service Recipient.

8.4 No Third-Party Beneficiaries. Except for the right of the Company’s affiliates, officers, directors, employees, agents and representatives to enforce their rights to indemnification under Section 5, this Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.5 Cooperation. The Service Recipients will provide all information that the Company reasonably requests for performance of the Administrative Services pursuant to this Agreement, and the Service Recipients will cooperate with any reasonable request of the Company in connection with the performance of such services pursuant to this Agreement.

8.6 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8.7 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Company and Kindly shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the provisions of services contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.8 Governing Law. This Agreement, including all exhibits, schedules, attachments and appendices attached to this Agreement and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

8.9 Waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.10 Notices. All correspondence or notices required or permitted to be given under this Agreement shall be in writing, in English and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time). Each Party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), e-mail (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party and (b) if the party giving the Notice has complied with the requirements of this Section. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.10):

If to Company:	[***] E-mail: [***] Attention: David Bailey, Chief Executive Officer

If to a Service Recipient:	[***] Email: [***] Attention: Amanda Fabiano, Chief Operating Officer (all Service Recipients)

8.11 Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments and appendices, constitutes the sole and entire agreement of the Company and the Service Recipients with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, regarding such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

COMPANY:

BTC INC.

By	/s/ Didier Lewis
Name:	Didier Lewis
Title:	Chief Financial Officer

KINDLY AND SERVICE RECIPIENTS:
KINDLY MD, INC.

By	/s/ David Bailey
Name:	David Bailey
Title:	Chief Executive Officer

NAKAMOTO HOLDINGS, INC.

By	/s/ Tyler Evans
Name:	Tyler Evans
Title:	Chief Executive Officer

KINDLY, LLC

By	/s/ Tim Pickett
Name:	Tim Pickett
Title:	Chief Executive officer

NAKA SPV 1, LLC

By:	/s/ Tyler Evans
Name:	Tyler Evans
Title:	Chief Executive Officer

NAKA SPV 2, LLC

By:	/s/ Tyler Evans
Name:	Tyler Evans
Title:	Chief Executive Officer

Schedule i

List of Service Recipients

1.	Kindly MD, Inc.

2.	Nakamoto Holdings, Inc

3.	Kindly, LLC

4.	Naka SPV 1, LLC

5.	Naka SPV 2, LLC

EXHIBIT A

Form of Statement of Work

This statement of work (“Statement of Work”) is entered into as of [Date] pursuant to the ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”), dated as of August 14, 2025 (the “Effective Date”), by and between BTC Inc., a Delaware corporation or its designated affiliates (collectively the “Service Provider”), Kindly MD, Inc., a Utah corporation (“Kindly”), and [_________________], a [______________] (the “Service Recipient” and together with the Service Provider and Kindly, the “Parties.”). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Description of Additional Services.

[Insert a description of the Additional Services to be provided.]

Charges

[Insert a description of any specific fees or charges for the Services, including payment terms, if different from Section 2.]

IN WITNESS WHEREOF, the Parties hereto have executed this Statement of Work as of the date set forth above.

SERVICE PROVIDER	SERVICE RECIPIENT

BTC INC.	[____________]

By	By
Name:	Name:
Title:	Title:

KINDLY

KINDLY MD, INC.

By
Name:
Title: